UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (801) 341-7900

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Probert’s Amended and Restated Employment Agreement

On February 11, 2015, the Company entered into an amended and restated employment agreement with Gregory L. Probert, who serves as the Company’s Chairman and Chief Executive Officer. Pursuant to the terms of the agreement, Mr. Probert is entitled to certain compensation and benefits, including an increase to $600,000 of his annual base salary, and an option to purchase 185,000 shares of Common Stock of the Company.  The agreement provides that Mr. Probert will permanently relocate to Utah, with the Company assisting in the relocation as follows: (i) reimbursement of not less than three (3) round trip airline tickets for both Mr. Probert and his spouse to travel from Los Angeles, California to Salt Lake City, Utah for purposes of investigating and locating a new home; (ii) a lump sum of $94,000 (subject to deductions for taxes and withholdings) to cover reasonable commuting, temporary housing, automobile and other miscellaneous expenses associated with his travel between Los Angeles, California, and Lehi, Utah, prior to his permanent relocation to Utah; and (iii) the standard relocation benefits for executives, including the payment of reasonable real estate fees. However, the agreement provides that the relocation benefits payable to Mr. Probert shall be capped at three-hundred thousand dollars ($300,000).

The agreement provides that in the event that Mr. Probert is terminated by the Company without cause, or by him for “good reason”, or by reason of death or incapacity, he will be entitled to receive as follows: (a) monthly severance payments equal to one-twelfth of his annual base salary as of the date of termination for a period equal to 18 months; (b) a pro-rata bonus (based on the number of full or partial calendar months he remained employed) for the Company’s fiscal year in which such termination occurs payable at the same time as similar bonuses are paid to the Companies’ other executive employees; and (c) reimbursement for up to 18 months for the cost of COBRA, if elected, in accordance with the Company plan applicable to Company employees then currently in effect.

The agreement also provides that in the event of a change of control that results in termination of Mr. Probert’s employment, he will be entitled to receive as follows: (x) a lump sum payment equal to one and one-half (1 ½) times his annual target cash compensation (defined as his annual base salary plus his annual target bonus of 100% of base salary), payable within 60 days of the change of control event; and (y) a pro-rata bonus (based on the number of full or partial calendar months he remained employed) for the Company’s fiscal year in which such termination occurs, payable at the same time as similar bonuses are paid to the Companies’ other executive employees; and (z) reimbursement for up to 18 months for the cost of COBRA, if elected, in accordance with the Company plan applicable to Company employees then currently in effect.

In addition, Mr. Probert’s covenant not to compete has been extended to 18 months post termination.

Under the agreement, Mr. Probert is required to maintain ownership of capital stock or an equity position (“Equity”) in the Company having an aggregate value of $1 million. The agreement provides that such Equity position may be maintained by accumulating such Equity through the vesting of Mr. Probert’s future grants of stock options and Restricted Stock Units (“RSUs”), in addition to shares of the Company’s capital stock that Mr. Probert currently owns, and the vesting of his existing grants of stock options and RSUs.

The agreement also includes a global incentive “clawback” provision pursuant to which, in the event that during the agreement, and for a period of two (2) years after termination of the agreement, Company is required to restate its financial statements due to a material non-compliance with any applicable financial reporting requirement or securities law as determined by the Company’s Board of Directors, Company shall have the right, exercisable in its sole discretion, to review the amount of cash compensation paid to Mr. Probert and the amount of unvested equity compensation granted to him pursuant to existing grants of stock options and RSUs (collectively, “Compensation”) during the period of time encompassed by the restatement, provided, however, that this look-back period shall be no longer than two (2) years, and recalculate Mr. Probert’s Compensation for the look-back period based upon the restated financial statements.  If, pursuant to this review and recalculation, the amount of Compensation that the Company would have paid under the restated financial statements for the look-back period is less than the actual amount of Compensation that was paid to Mr. Probert during the look-back period, Mr. Probert shall repay the difference to Company in a time and manner mutually agreed to between Company and Mr. Probert.

Long-Term Incentive Plan and One-Time Special Incentive Grants to Executive Officers

Effective January 15, 2015, Nature’s Sunshine Products, Inc. (the “Company”) made the following grants of restricted stock units (“RSUs”) to the following executive officers in the amounts set forth below.  These grants are composed of two types of grants: annual long-term incentive plan (“LTIP”) grants, and one-time special incentive grants.

Executive Officers	Number of Annual LTIP RSUs Granted	Number of One-Time Special Incentive RSUs Granted
Gregory L. Probert, Chairman and Chief Executive Officer	60,000	100,000
D. Wynne Roberts, Chief Executive Officer, Synergy Worldwide	10,000	30,000
Paul E. Noack, President of China and New Markets	14,000	75,000
Stephen M. Bunker, Executive Vice President, Chief Financial Officer and Treasurer	6,667	25,000
Richard D. Strulson, Executive Vice President, General Counsel and Chief Compliance Officer	6,667	25,000
Susan M. Armstrong, Chief Operations Officer	4,000	20,000

The annual LTIP RSUs generally vest based on the passage of time and upon the achievement of certain performance based targets.  Specifically, 50% of the annual LTIP RSUs vest in three equal annual installments beginning on January 15, 2016, while the remaining 50% of the annual LTIP RSUs vest when certain performance based targets, which are yet to be determined, are accomplished.

The one-time special incentive RSUs generally vest based on the passage of time and upon the achievement of certain performance based targets.  Specifically, 50% of the one-time special incentive RSUs vest in three equal annual installments beginning on January 15, 2016, while the remaining 50% of the one-time special incentive RSUs vest upon the achievement of earnings per share goals specified in the awards.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 The following documents are filed as exhibits to this report:

Item No.	Exhibit
10.1	Amended and Restated Employment Agreement, dated February 11, 2015, by and between the Company and Gregory L. Probert

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: February 19, 2015	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Executive Vice President, Chief Financial Officer and Treasurer